Exhibit 10.44

                                 Amendment No. 1
                                       To
                  Marketing, Sales and Representation Agreement

      This Amendment No. 1 to the Marketing, Sales and Representation Agreement dated as of February 1, 1999 (as originally executed, the "Agreement") between Machtec Ltd. and TTR Technologies, Inc. (hereinafter, "TTR") is entered into as of the 3rd day of August 1999 by .

                               W I T N E S S E T H

      WHEREAS, pursuant to the Agreement, Machtec provides consulting in connection with the promotion and sales of TTR's software anti-piracy product known as "DiscGuard";

      WHEREAS, TTR has developed anti-piracy solution intended to deter the unauthorized replication of music and similar content distributed on optical media known as "MusicGuard";

      WHEREAS, Machtec desires to introduce MusicGuard to the recording industry and other distributors and publishers of music titles and similar content distributed on optical media that are based in North America;

      WHEREAS, Machtec represents that it has the expertise and experience and connection to advance the promotion, marketing and sales of MusicGuard to the music industry;

      WHEREAS, TTR and Machtec desire to amend the Agreement (as hereinafter amended, the "Amended Agreement") as hereinafter provided to set forth the terms under which Machtec will consulting service to the Company in connection with the promotion, marketing and sales of MusicGuard.

      Therefore, in consideration of the mutual promises contained herein, the Parties agree as follows:

1. All capitalized terms used herein shall have the meaning set forth in the Agreement and all terms of the Agreement not specifically amended as hereinafter set forth shall remain in full force and effect. Upon the effectiveness of this Amendment No. 1 to the Agreement, all referenced to the "Agreement" shall include and be deemed to refer to the Amended Agreement.

2. Section 2(i) of the Agreement is deleted in full and the following shall be substituted therefor:

      "MACHTEC will provide to TTR a dedicated and focused effort to develop business for the DiscGuard and MusicGuard product lines. Specifically, MACHTEC will introduce TTR to and represent TTR to potential customers in the Territories.

      MACHTEC will assist TTR personnel in gaining access to decision makers at prospective clients; assist TTR in tailoring its business strategy and presentations to prospects.

      When asked by TTR, MACHTEC will participate in trade shows, briefings, and meeting with prospects and clients. MACHTEC is prepared to use its international network of contacts on the behalf of TTR.

      TTR, will provide MACHTEC with marketing support in the form of information, documentation, visits by experts, administrative support, pricing and delivery schedules, as TTR deems appropriate.

      In performance of its duties hereunder, MACHTEC shall act only in accordance with TTR's instructions, terms and conditions as shall be decided from time to time by TTR. No agreement of any kind or order for any products or services shall be binding on TTR unless accepted by TTR in writing.

      Machtec is entitled to appoint third parties, upon approval of TTR, to assist Machtec is the performance of its duties herein"

Section 2(iii) is deleted in full and the following shall be substituted therefor:

            "Compensation

            TTR will pay to MACHTEC the following:

            (a) in consideration of MACHTEC committing itself to be available for not less than four days of work per month for a period of 24 months in rendering the services under this Agreement, TTR hereby agrees to issue to MACHTEC, 200,000 shares of its common stock. ("Fees").

            (b) TTR will issue to Machtec, subject to (and in compliance with US federal securities laws), forthwith upon the achievement of of the milestones below such number of common shares of capital stock of TTR set forth opposite such milestone:


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

            Milestone                                 Company Shares
            ---------                                 --------------

            (i) Commencement of a marketing & press
            campaign pre-approved by TTR heralding
            MusicGuard.
                                                         200,000

            (c ) Additionally, effective as of the date set forth above, TTR grants to MACHTEC warrants, in the form approved by TTR's Board of Directors, exercisable through October 31, 2002, to purchase up to 1,000,000 shares of TTR's Common Shares at an exercise price per share equal to $0.01, provided that such options shall become exercisable upon the execution by TTR and a Strategic Partner, of an agreement as a direct result of MACHTEC's activity.

            "Strategic Partner" means a third party unaffiliated with the Company as of the date hereof which party (i) is engaged in a business which is the business in which TTR is engaged or a similar or related business, and (ii) undertakes to subsequently purchase equity securities of TTR (or securities convertible into equity securities of TTR), with minimum gross proceeds to TTR of $3 million, where such purchase is accompanied or followed by any one or more of the following: the licensing by TTR of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to TTR, or any other coordination of all or a portion of their respective business activities or operations by TTR and such third party.

            (c) TTR shall bear Machtec's reasonable out-of-pocket expenses incurred in the furtherance of the objectives of this Agreement, provided, that such expenses of over $500 per month shall have been pre-approved, in writing, by TTR. Reimbursement shall be made only against appropriate receipts evidencing actual payment by Machtec."

            (d) if TTR shall file a registration statement for any shares of its Common Stock, it shall include in the registration statement relating thereto the Shares and the shares issued upon exercise of the warants (collectively, the "securities"). In the event that such registration offering involves an underwriting, the rights hereunder to have the securities included in such registration statement shall be conditional upon the underwriter's determination as to the marketing factors requiring limitation of such right, and the underwriter may preclude any or all securities which could have otherwise been included in such offering.

3. The following sub-section shall be added to the Agreement:

      "2(vii) The term of this Agreement shall be until January 31, 2001, and neither party shall thereafter have any continuing liability or responsibility to the other. "


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

IN WITNESS WHEREOF, the Parties have signed this Amendment Agreement on the date first mentioned above.

TTR Technologies Inc.                 Machtec Ltd.


                                      /s/ Derrick Harper
    /s/ Marc D. Tokayer               /s/ Frank Flannigan
---------------------------           ------------------------
President                             Directors


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